As filed with the Securities and Exchange Commission on August 1, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	11-1806155
(State of Incorporation)	(I.R.S. Employer Identification No.)

9201 East Dry Creek Road

Centennial, Colorado 80112

(Address of Principal Executive Offices)

Arrow Electronics, Inc. 2004 Omnibus Incentive Plan

(Full Title of the Plan)

Lily Hughes

Senior Vice President, Chief Legal Officer

and Corporate Secretary

Arrow Electronics, Inc.

9201 East Dry Creek Road

Centennial, Colorado 80112

(303) 824-4000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Garth B. Jensen, Esq.

Sherman & Howard L.L.C.

633 Seventeenth Street, Suite 3000

Denver, CO   80202

(303) 297-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See definition of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value per share	4,900,000 shares	$71.30	$349,370,000	$42,344

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)         The offering price of $71.30 per share is estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the amount of the registration fee and is based upon the average of the high and low prices of the Registrant’s common stock on July 30, 2019, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement relates to the registration of 4,900,000 additional shares of the common stock, par value $1.00 per share, of Arrow Electronics, Inc. (the “Company”) reserved for issuance pursuant to the Company’s 2004 Omnibus Incentive Plan, as amended (the “Plan”), and consists of only those items required by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The contents of the registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2004 (File No. 333-118563) pertaining to the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, together with the subsequent registrations of additional shares filed with the Commission on Form S-8 on October 23, 2008 (File No. 333-154719), October 31, 2012 (File No. 333-184671), and October 29, 2015 (File No. 333-207660), are all incorporated by reference into this Registration Statement.

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

a.                                      The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 7, 2019;

b.                                      The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2019, filed on May 2, 2019, and June 29, 2019, filed on August 1, 2019;

c.                                       The Company’s Current Reports on Form 8-K filed on January 2, 2019, May 9, 2019, July 1, 2019 and July 15, 2019; and

d.                                      The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-3 filed with the Commission on March 9, 2018 (File No. 333-223547).

All reports and other documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Item 8.  Exhibits

Exhibit No.	Description
4.1

Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated as of October 12, 2000 (incorporated by reference to Exhibit 3(a)(iii) to the company’s Annual Report on Form 10-K for the year ended December 31, 2000, Commission File No. 1-4482).

4.2

Amended Corporate By-Laws, dated July 29, 2004 (incorporated by reference to Exhibit 3(ii) to the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, Commission File No. 1-4482).

5.1	Opinion of Sherman & Howard, L.L.C.*
10.1

Arrow Electronics, Inc. 2004 Omnibus Incentive Plan as amended (incorporated by reference to Exhibit 10(a) to the company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2019, Commission File No. 1-4482).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Sherman & Howard, L.L.C. (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page of this registration statement).*

*                 Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Centennial, Colorado, on the 1st day of August, 2019.

ARROW ELECTRONICS, INC.

By:	/s/ Lily Hughes
Lily Hughes
Senior Vice President, Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint Michael J. Long, Chris D. Stansbury and Lily Y. Hughes, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Long	Chairman, President and Chief Executive Officer	August 1, 2019
Michael J. Long

/s/ Chris D. Stansbury	Senior Vice President, Chief Financial Officer and Principal Accounting Officer	August 1, 2019
Chris D. Stansbury

/s/ Barry W. Perry	Lead Independent Director	August 1, 2019
Barry W. Perry

/s/ Philip K. Asherman	Director	August 1, 2019
Philip K. Asherman

/s/ Steven H. Gunby	Director	August 1, 2019
Steven H. Gunby

/s/ Gail E. Hamilton	Director	August 1, 2019
Gail E. Hamilton

/s/ Richard S. Hill	Director	August 1, 2019
Richard S. Hill

/s/ M. F. Keeth	Director	August 1, 2019
M. F. Keeth

/s/ Andrew C. Kerin	Director	August 1, 2019
Andrew C. Kerin

/s/ Laurel J. Krzeminski	Director	August 1, 2019
Laurel J. Krzeminski

/s/ Stephen C. Patrick	Director	August 1, 2019
Stephen C. Patrick